UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2020 (June 25, 2020)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2020, SRAX, Inc. (the “Company”) entered into definitive securities purchase agreements (the “Securities Purchase Agreement”) with certain accredited and institutional investors (the “Purchasers”) for the purchase and sale of an aggregate of: (i) $16,101,388 in principal amount of Original Issue Discount Senior Secured Convertible Debenture (the “Debentures”) for $14,169,264 (representing a 12% original issue discount) (“Purchase Price”) and (ii) warrants to purchase up to 6,440,561 shares of the Company’s Class A common stock (the “Warrants”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act. The Purchase Price consists of (a) $13,000,000 in cash and (b) the cancellation of $1,169,264 in outstanding debt and obligations of the Company.

The Debentures, which mature on December 31, 2021 (subject to Purchaser extension as described below), pay interest in cash at the rate of 12.0% per annum commencing on June 30, 2021, with such interest payable quarterly on January 1, April 1, July 1 and October 1, beginning on October 1, 2021. Commencing after the six (6) month anniversary of the issuance of the Debentures, the Company will be required to make amortization payments (“Amortization Payments”) with each Purchaser having the right to delay such Amortization Payments by a six (6) month period up to three (3) separate times (each, an “Extension”) in exchange for five percent (5%) in principal being added to the balance of such applicable Debenture on each such Extension. Accordingly, upon a Purchaser exercising three (3) Extensions, such Purchaser’s Debenture will mature and be due and payable on June 30, 2023. Beginning on the date that the first Amortization Payment is due, and on a monthly basis thereafter, the Company will be required to pay one hundred fifteen percent (115%) of the value of one-twelfth (1/12th) of the outstanding principal plus any additional accrued interest due.

In the event a Purchaser converts a portion of its Debenture into Common Stock, such amount will be deducted from the next applicable Amortization Payment. In the event such conversion exceeds the next applicable Amortization Payment, such excess amount will be deducted, in reverse order, from future Amortization Payments. The Company’s obligations under the Debentures are secured by substantially all of the assets of the Company pursuant to a security agreement (the “Security Agreement”).

The Debentures are convertible at the option of the holder into shares of our Class A common stock (“Common Stock”) at an initial conversion price of $2.69 per share, subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The Debentures do not have any price protection or price reset provisions with respect to future issuances of securities.

Subject to our compliance with certain equity conditions, (as more fully set forth in the Debentures), upon ten (10) trading days’ notice to the Purchasers, the Company has the right to redeem the Debentures in cash at 115% of their outstanding principal, plus accrued interest. Additionally, in the event that (i) the Company sells or reprices any securities (each, a “Redemption Financing”), or (ii) the Company disposes of assets (except those sold or transferred in the ordinary course of business) (each, an “Asset Sale”), then the Purchasers shall have the right to cause the Company (a) in the event of a Redemption Financing at a price per Common Stock equivalent of $2.50 or less per share, the Purchasers may mandate that 100% of the proceeds be used to redeem the Debentures (b) in the event of a Redemption Financing at a price per Common Stock equivalent of greater than $2.50 per share, the Purchasers may mandate that up to 50% of the proceeds be used to redeem the Debentures, and (c) in the event of an Asset Sale, the Purchasers may mandate that up to 100% of the proceeds be used to redeem the Debentures.

The Debentures also contain certain customary events of default provisions, including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, failure to register the shares underlying the Debentures in Warrants (as described below), changes in control of the Company, delisting of its securities from its trading market, and the entering or filing of certain monetary judgments against the Company. Upon the occurrence of any such event of default, the outstanding principal amount of the Debenture plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Purchaser’s election, immediately due and payable in cash. The Company is also subject to certain negative covenants (unless waived by 67% of the then outstanding Purchasers, and including the lead Purchaser) under the Debentures, including but not limited to, the creation of certain debt obligations, liens on Company assets, amending its charter documents, repayment or repurchase of securities or certain debt of the Company, or the payment of dividends.

The Warrants are initially exercisable at 2.50 per share and, are subject to cashless exercise after six months if the shares underlying the Warrants are not subject to an effective resale registration statement. The Warrants are also subject to adjustment in the event of (i) stock splits and dividends, (ii) subsequent rights offerings, (iii) pro-rata distributions, and (iv) certain fundamental transactions, including but not limited to the sale of the Company, business combinations, and reorganizations. The Warrants do not have any price protection or price reset provisions with respect to future issuances of securities.

Pursuant to the terms of the Debentures and Warrants, a Purchaser will not have the right to convert any portion of the Debentures or exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (at the Purchaser’s option) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or exercise, as such percentage ownership is determined in accordance with the terms of the Debentures and the Warrants; provided that at the election of a holder and notice to us such percentage ownership limitation may be increased to 9.99%; provided that any increase will not be effective until the 61st day after such notice is delivered from the holder to the Company.

The Company also agreed to use proceeds from the Offering to pay (i) $2,500,000 in outstanding principal plus accrued interest pursuant to the Company’s Term Loan and Security Agreement entered into on February 28, 2020 with BRF Finance Co., LLC (the “Term Loan”) and (ii) $136,000 in outstanding promissory notes (collectively, the “Debt Repayments”). Pursuant to the terms of the Term Loan, the Company is required to make a mandatory prepayment upon the full amount outstanding on the Term Loan upon the closing of the Offering. As of June 30, 2020, amounts due under the Term Loan total $2,584,722.

In connection with this transaction, the Company will issue to our Placement Agent (as defined below), an aggregate of 478,854 Common Stock purchase warrants (“PA Warrants”). The PA Warrants are substantially similar to the Warrants, except that the PA Warrants have an exercise price of $3.3625 per share.

Pursuant to a registration rights agreement (“Registration Rights Agreement”), the Company has agreed to file a registration statement registering the resale of the shares of our Common Stock underlying the Debentures and the Warrants within forty-five (45) days from the date of the Registration Rights Agreement. We also agreed to have the registration statement declared effective within 90 days from the date of the Registration Rights Agreement and keep the registration statement continuously effective until the earlier of (i) the date after which all of the securities to be registered thereunder have been sold, or (ii) the date on which all the securities to be registered thereunder may be sold without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 under the Securities Act. We are also obligated to pay the Investors, as partial liquidated damages, a fee of 2.0% of each Purchaser’s subscription amount per month in cash upon the occurrence of certain events, including our failure to file and / or have the registration statement declared effective within the time periods provided.

Bradley Woods & Co. Ltd. (“Placement Agent”) acted as the placement agent, in connection with the sale of the securities pursuant to the Securities Purchase Agreement. Pursuant to an engagement agreement entered into by and between the Company and the Placement Agent, we agreed to pay the Placement Agent a cash commission of $1,040,000. Pursuant to the discussion above, we also issued an aggregate of 478,854 PA Warrants to the Placement Agent. We will include the shares underlying the PA Warrants in the resale registration statement we expect to file. Additionally, upon the exercise of Warrants issued in the Offering, the Placement Agent will be entitled to eight percent (8%) of the cash proceeds received from such exercises.

The gross proceeds received from the Offering were approximately $13,000,000 and net proceeds of $9,100,000 after deducting Placement Agent fees, the Debt Repayments, and other offering expenses. We also agreed to reimburse the lead Purchaser $75,000 for legal fees, which has been deducted from the required subscription amount for such Purchaser in the Offering.

The Offering closed on June 30, 2020.

The securities offered have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Debentures, and the Warrants are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01, 10.02, 10.03, 4.01, and 4.02, respectively, and each of which is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01 Other Events.

The Company issued a press release announcing the Offering on June 25, 2020 and a press release announcing the closing of the Offering on June 30, 2020. Copies of the press releases are attached hereto as Exhibits 99.01 and 99.02 and are incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Form of Original Issue Discount Senior Convertible Debenture
4.02	Form of Common Stock Purchase Warrant
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
10.03	Form of Security Agreement
99.01	Press Release June 25, 2020
99.02	Press Release June 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	SRAX, Inc.

/s/ Christopher Miglino
	By:	Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of Original Issue Discount Senior Convertible Debenture
4.02	Form of Common Stock Purchase Warrant
10.01	Form of Securities Purchase Agreement
10.02	Form of Registration Rights Agreement
10.03	Form of Security Agreement
99.01	Press Release June 25, 2020
99.02	Press Release June 30, 2020